                                                                     EXHIBIT 11

                                  MEDEX, INC.
                                  -----------
                      COMPUTATION OF EARNINGS PER SHARE
                      ---------------------------------

                                               THREE MONTHS ENDED              SIX MONTHS ENDED
                                                  DECEMBER 31,                    DECEMBER 31,
                                              1995           1994             1995           1994
                                              ----           ----             ----           ----
PRIMARY:
Weighted average
  common shares outstanding                 6,167,157       6,132,740       6,164,091       6,131,420
Common equivalent
  shares - stock options                       34,436(1)       79,160(1)       35,782(1)       72,643(1)
                                           ------------     ---------      ----------      ----------

Common shares and
  common equivalent
  shares outstanding                        6,201,593       6,211,900       6,199,873       6,204,063
                                            =========      ==========      ==========      ==========


NET INCOME (LOSS)                           $ 138,876      $ (648,418)     $1,275,945      $  669,244
                                            =========      ==========      ==========      ==========

NET INCOME (LOSS) PER SHARE                 $     .02      $     (.10)     $      .21      $      .11
                                            =========      ==========      ==========      ==========


FULLY DILUTED:
Weighted average
  common shares outstanding                 6,167,157       6,132,740       6,164,091       6,131,420
Common equivalent
  shares - stock options                       35,064(1)       90,118(1)      36,112(1)       86,911(1)
                                            ---------      ----------      ---------       ---------

Common shares and
  common equivalent
  shares outstanding                        6,202,221       6,222,858       6,200,203       6,218,331
                                            =========       =========      ==========      ==========

NET INCOME (LOSS)                           $ 138,876       $(648,418)     $1,275,945      $  669,244
                                            =========       =========      ==========      ==========

NET INCOME (LOSS) PER SHARE                 $     .02       $    (.10)     $      .21      $      .11
                                           ==========       =========      ==========      ==========


(1) Calculated under the Treasury Stock Method using the average price or period-end market price of Medex stock, as applicable.